Exhibit 10.1

                          SECURITIES PURCHASE AGREEMENT
                              Dated March 27, 2002

         The parties to this agreement are Fields Technologies, Inc., a Delaware corporation (the "Company"), and AW Fields Acquisition, LLC, a Delaware limited liability company (the "Purchaser").

         Simultaneously with the execution and delivery of this agreement, (a) the Purchaser is lending the Company $1,750,000, (b) the Company is issuing to the Purchaser a promissory note in the principal amount of $1,750,000 in the form of exhibit A (the "Note"), (c) Randall K. Fields is granting the Purchaser an option to purchase 17,500,000 shares of the Company's common stock, $.01 par value (the "Common Shares"), in the form of exhibit B (the "RKF Option"), (d) the Purchaser and the Company are executing and delivering a registration rights agreement in the form of exhibit C (the "Registration Rights Agreement"), and
(e) the Company's counsel is delivering to the Purchaser a written opinion in the form of exhibit D.

In addition, the Purchaser wishes to purchase from the Company 11,666,667 Common Shares plus the Additional Number of Common Shares (as defined in section 5.4) (11,666,667 Common Shares plus the Additional Number of Common Shares, the "Final Number of Common Shares") and a warrant to purchase the Final Number of Common Shares in the form of exhibit E (the "Warrant"), and the Company wishes to issue and sell to the Purchaser the Final Number of Common Shares and the Warrant (collectively, the "Securities"), on the terms set forth in this agreement.

         Accordingly, the parties agree as follows:

1. Issuance and Sale. At the Closing referred to in section 2, the Company shall issue and sell, and the Purchaser shall purchase, the Securities. At the Closing, the Company shall issue to the Purchaser a certificate, duly registered in the name of the Purchaser, representing the Final Number of Common Shares and the Warrant. Payment for the Securities shall be made by the Purchaser contributing the Note, plus the aggregate amount, if any, of all payments of principal of and interest on the Note, to the capital of the Company.

2.       Closing

2.1 Closing Date The closing of the transactions contemplated by this agreement (the "Closing") shall take place at the offices of Rabinowitz & Kerson LLP, 546 Fifth Avenue, New York, New York 10036 at 10:00 a.m. (New York time) on the second business day following the fulfillment or waiver in writing of the condition specified in section 2.3(a)(iv) (or at such other place or on such other date as the parties may agree in writing). At the Closing, the parties shall execute and deliver, or cause to be executed and delivered, the documents and other items referred to in sections 2.4 and 2.5.

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2.2 Termination. This agreement may be terminated at any time prior to the
Closing: (a) by a written agreement between the parties; or (b) by the Purchaser, if any condition specified in section 2.3(a) shall not have been satisfied or waived in writing by the Purchaser on or before October 31, 2002. Upon termination in accordance with this section 2.2, neither party shall have any liability or obligation under this agreement.

2.3      Conditions to Closing

         (a) Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions under this agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Purchaser):

                  (i)      the documents and other items referred to in section
                           2.4 shall have been delivered;
                  (ii) all the Company's representations and warranties in this agreement shall have been true and correct in all material respects on the date of this agreement;
                  (iii) the Company shall have performed all the covenants in this agreement that are required to have been performed by it prior to or at the Closing;
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                  (iv)     the Company shall have taken all action required by
                           the law of the state of Delaware to amend the Company's certificate of incorporation to provide that the Company's authorized capital stock shall be comprised of 300,000,000 Common Shares and at least 5,000,000 shares of preferred stock, $.01 par value (the "Preferred Shares"), and either counsel for the Purchaser shall have confirmed to the Purchaser that all such action has been taken or the Purchaser shall have received the written opinion of Delaware counsel acceptable to the Purchaser in substantially the form of exhibit 2.3(a)(iv) (it being understood that Richards, Layton & Finger shall be deemed acceptable to the Purchaser); and
                  (v) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the transactions contemplated by this agreement.

         (b) Conditions to Obligation of the Company. The obligation of the Company to consummate the transactions under this agreement is subject to the fulfillment, prior to or at the Closing, of each of the following conditions (any or all of which may be waived by the Seller):

                  (i)      the documents and other items referred to in section
                           2.5 shall have been delivered;
                  (ii) all the Purchaser's representations and warranties in this agreement shall have been true and correct in all material respects on the date of this agreement;
                  (iii) the Purchaser shall have performed all the covenants in this agreement that are required to have been performed by it prior to or at the Closing;
                  (iv) the Company shall have taken all action required by the law of the state of Delaware to amend the Company's certificate of incorporation to provide that the Company's authorized capital stock shall be comprised of 300,000,000 Common Shares and at least 5,000,000 Preferred Shares; and
                  (v) there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction in any action or proceeding against the consummation of the transactions contemplated by this agreement.

         2.4 Deliveries by the Company. At the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser the following:

         (a)      a fully executed copy of the Warrant;
         (b) a certificate evidencing the Final Number of Common Shares to be purchased by the Purchaser at the Closing;
         (c) a certificate of an executive officer of the Purchaser confirming that the conditions specified in sections 2.3(a)(ii), 2.3(a)(iii), and 2.3(a)(v) have been fulfilled; and
         (d)      the written opinion of counsel for the Company in the form of exhibit 2.4(d);
         (e) if counsel for the Purchaser shall not have confirmed to the Purchaser that all the actions referred to in section 2.3(a)(iv) have been taken, the written opinion of Delaware counsel referred to in section 2.3(a)(iv); and
         (f) copies of the resolutions of the board of directors authorizing the execution and delivery of this agreement and the Related Documents and the consummation of the transactions contemplated by this agreement, and the appointment of Stephen
                  D. Weinroth to the board of directors and each committee of the board of directors, together with a certificate of the Company's secretary to the effect that those resolutions were duly adopted and have not been rescinded or amended.

2.5. Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver to the Company (a) a certificate of the Purchaser's managing member confirming that the conditions specified in sections 2.3(b)(ii), 2.3(b)(iii), and 2.3(b)(v) have been fulfilled, (b) the Note, free and clear of any adverse claim, and (c) by wire transfer of immediately available funds, the aggregate amount, if any, of all payments to the Purchaser of principal of and interest on the Note made prior to the Closing.

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

3.1 Existence; Qualification; Subsidiaries, The Company is a corporation validly existing and in good standing under the law of the state of Delaware, and has full corporate power and authority to conduct its business and own and operate its properties as now conducted, owned, and operated. The Company has delivered to the Purchaser true, correct, and complete copies of its certificate of incorporation and by-laws, in each case as amended through the date of this

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agreement. The Company is licensed or qualified as a foreign corporation and is in good standing in each jurisdiction where it is required to be so licensed or qualified, except where the failure to be so licensed or qualified would not materially and adversely affect the Company and its subsidiaries taken as a whole. Schedule 3.1 lists each of the Company's direct and indirect subsidiaries, the jurisdiction of organization of each, and the authorized and outstanding capital stock or other equity interests of each. Except as set forth in schedule 3.1, the Company or a wholly-owned subsidiary of the Company owns all the outstanding capital stock (or other equity interest) of each subsidiary listed in schedule 3.1, free and clear of any adverse claim, and no party has any right to acquire any such capital stock (or other equity interest). Neither the Company nor any of its subsidiaries listed in schedule 3.1 owns any capital stock or other securities of, or has made any other investment in, any other entity.

3.2      Authorization and Enforceability; Issuance of Common Shares

         (a) The Company has the full power and authority and has taken all required corporate and other action necessary to permit the Company to execute, deliver, and perform this agreement, the Note, the Warrant, and the Registration Rights Agreement (the Warrant and the Registration Rights Agreement, collectively, the "Related Documents"), and none of those actions will violate any provision of the Company's certificate of incorporation or by-laws or any applicable law, regulation, order, or judgment, or result in the breach of, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, any agreement, instrument, or understanding to which the Company or any of its subsidiaries is a party or by which any of them is bound. Each of this agreement, the Note, and each of the Related Documents constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application related to the enforcement of creditor's rights generally and general principles of equity.

         (b) The Common Shares to be issued and sold pursuant to this agreement, upon the fulfillment of the condition set forth in section 2.3(a)(iv), will be duly authorized and, when issued and delivered in accordance with this agreement, will be validly issued and outstanding and will be fully paid and nonassessable. The Common Shares issuable upon exercise of the Warrant and pursuant to section 5.4 of this agreement, upon the fulfillment of the condition set forth in section 2.3(a)(iv), will be duly reserved for issuance upon exercise of the Warrant or upon issuance pursuant to section 5.4 of this agreement, as the case may be, and, when so issued, will be duly authorized, validly issued and outstanding, fully paid, and nonassessable.

         (c) No issuance or delivery of Common Shares referred to in section 3.2(b) is or will be subject to any preemptive right of any person or entity of the Company or to any right of first refusal or other similar right in favor of any person or entity.

3.3 Capitalization. As of the date of this agreement, the authorized capital stock of the Company is comprised of 175,000,000 Common Shares and 5,000,000 Preferred Shares. As of the date of this agreement, 165,943,231 Common Shares are outstanding, and no Preferred Shares are outstanding. Schedule 3.3 sets forth the number of Common Shares beneficially owned by each person or entity known by the Company to be the beneficial owner (as determined in accordance with the rules under section 13(d) of the Securities and Exchange Act of 1934

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(the "Exchange Act")) of more than five percent of the Common Shares immediately before the transactions contemplated by this agreement. All the Company's outstanding Common Shares are validly issued, fully paid, and nonassessable and have been issued in compliance with all applicable laws. Except as set forth in schedule 3.3, neither the Company nor any of its subsidiaries has granted or issued any options, convertible securities, warrants, phantom stock, stock appreciation rights, preemptive rights, rights of first offer, rights of first refusal, antidilution rights, registration rights, or commitments of any kind relating to any issued or unissued shares of capital stock (or other equity interests) of the Company or any subsidiary, other than as contemplated by this agreement or the Related Documents.

3.4 Private Sale; Voting Agreements. Subject to the accuracy of the Purchaser's representations and warranties in this agreement, neither the offer, sale, and issuance of the Securities pursuant to this agreement nor the issuance and delivery of any Common Shares upon exercise of the Warrant or pursuant to section 5.4 of this agreement requires or will require registration under the Securities Act of 1933 (the "Securities Act") or any state securities laws.

3.5 Disclosure. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2001 and December 31, 2001, and its Current Reports on Form 8-K filed with the Securities Exchange Commission (the "SEC") on or about June 28, 2001, August 1, 2001, and August 28, 2001 (collectively, the "SEC Filings") comply with the requirements of the Exchange Act in all material respects, do not contain any untrue statement of a material fact, and do not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading. The financial statements (together with the notes to the financial statements) included in the SEC Filings (the "Financial Statements") are in accordance with the books and records of the Company and its subsidiaries and the Financial Statements fairly present the consolidated financial condition and consolidated results of operations of the Company and its subsidiaries, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied.

3.6      Absence of Certain Changes.

         (a) Except as set forth in schedule 3.6, since December 31, 2001, neither the Company nor any of its subsidiaries has:

                  (i) incurred any liabilities, other than current liabilities incurred, or obligations under contracts entered into, in the ordinary course of business and consistent with past practice (it being understood that, for purposes of section 3 of this agreement, transactions between or among the Company and its subsidiaries, or between or among such subsidiaries, shall be deemed to be "in the ordinary course of business and consistent with past practice");
                  (ii) paid, discharged, or satisfied any claim, lien, or liability, other than any claim, lien, or liability (A) reflected or reserved against on the consolidated balance sheet as of December 31, 2001 included in the Financial Statements (the "Current Balance Sheet")

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         and paid, discharged, or satisfied in the ordinary course of business and consistent with past practice since the date of the Current Balance Sheet, or (B) incurred and paid, discharged, or satisfied since the date of the Current Balance Sheet in the ordinary course of business and consistent with past practice;
                  (iii) sold, leased, assigned, or otherwise transferred any of its assets or services, tangible or intangible (other than sales in the ordinary course of business and consistent with past practice);
                  (iv) permitted any of its assets, tangible or intangible, to become subject to any lien, security interest, or other charge or encumbrance (other than any Permitted Lien);
                  (v) written off as uncollectible any accounts receivable, except for accounts receivable aggregating not more than $10,000;
                  (vi) terminated or amended, or suffered the termination or amendment of, other than in the ordinary course of business and consistent with past practice, or failed to perform in all material respects, all its obligations, or suffered or permitted any material default to exist under, any material agreement, license, or permit;
                  (vii) suffered any damage, destruction, or loss of tangible property (whether or not covered by insurance) that, in the aggregate, exceeds $10,000;
                  (viii) made any loan to any person or entity (other than advances to employees in the ordinary course of business and consistent with past practice that do not exceed $10,000 in the aggregate);
                  (ix) canceled, waived, or released any debt, claim, or right in an amount or having a value exceeding $10,000;
                  (x) paid any amount to, or entered into any agreement, arrangement, or transaction with, any affiliate (including its officers, directors, and employees), other than payments of salary and benefits to employees in the ordinary course of business and consistent with past practice;
                  (xi) declared, set aside, or paid any dividend or distribution with respect to its capital stock, or redeemed, purchased, or otherwise acquired any of its capital stock;
                  (xii) other than in the ordinary course of business and consistent with past practice, granted any increase in the compensation of any officer or employee or made any other change in employment terms of any officer or employee;
                  (xiii) issued or agreed to issue any securities of any kind, whether or not pursuant to agreements or rights existing on or before December 31, 2001, except pursuant to agreements listed in schedule 3.3;
                  (xiv) made any change in accounting or cash management practices;
                  (xv) suffered or caused any other occurrence, event, or transaction outside the ordinary course of business; or
                  (xvi) agreed, in writing or otherwise, to any of the foregoing.

         (b) Since the date of the Current Balance Sheet, there has been no material adverse change in the Company or any of its subsidiaries or its or their business, excluding operating losses of not more than $800,000 through February 28, 2002.

3.7 Litigation. Except as set forth in schedule 3.7 or in the SEC Filings, as of the date of this agreement, no claim, suit, proceeding, or investigation is pending or, to the Knowledge of the Company, threatened against or affecting the

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Company or any of its subsidiaries, or, to the Knowledge of the Company, is pending or threatened against any officer or director of the Company or any of its subsidiaries. Except as set forth in schedule 3.7 or in the SEC Filings, neither the Company nor any of its subsidiaries is a party in any pending legal or arbitral proceeding.

3.8 Licenses, Compliance with Law, Other Agreements. The Company and its subsidiaries have all material franchises, permits, licenses, and other rights to allow them to conduct their business and are not in violation, in any material respect, of any order or decree of any court, or of any law, order, or regulation of any Governmental Agency, or of the provisions of any material contract or agreement to which any of them is a party or by which any of them is bound, and neither this agreement, nor the Related Documents, nor the transactions contemplated by this agreement or the Related Documents will result in any such violation. The Company's and its subsidiaries' business have been conducted in compliance with all applicable laws, rules, and regulations relating to the operation of their business, except to the extent non-compliance could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

3.9 Third-Party Approvals. Neither the Company nor any of its subsidiaries is required to obtain any order, consent, approval, or authorization of, or to make any declaration or filing with, any Governmental Agency or other third party (including under any state securities or "blue sky" laws) in connection with the execution and delivery of this agreement or the Related Documents.

3.10 No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities or obligations, whether actual or contingent, except (a) as disclosed in schedule 3.10 or on the face of the Current Balance Sheet, (b) those set forth in or referred to as such in a schedule to this agreement, (c) those incurred in the ordinary course of business and consistent with past practice since the date of the Current Balance Sheet and that will not have a material adverse effect on the Company or any of its subsidiaries, or (d) those under agreements, written or oral, set forth in a schedule to this agreement or not required to be set forth in a schedule to this agreement

3.11 Tangible Assets. The Company and its subsidiaries own or lease all material tangible assets used or reasonably necessary in connection with the conduct of their business. All material tangible assets owned or leased by the Company or any of its subsidiaries are free from any liens, security interests, or other charges or encumbrances (other than Permitted Liens), except as set forth in schedule 3.11, and are free from any material defects, have been maintained in accordance with normal industry practice and any regulatory standard or procedure to which such assets are subject, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which such assets are used or proposed to be used, other than liens, security interests, other charges and encumbrances, defects, and wear and tear that, in the aggregate, could not be expected to have a material adverse effect on the Company or any of its subsidiaries.

3.12 Real Estate. Neither the Company nor any of its subsidiaries owns any real estate.

3.13     Intellectual Property.

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         (a) Schedule 3.13(a) sets forth a true, complete, and correct list of all the following that are owned by the Company or any of its subsidiaries or used by the Company or any of its subsidiaries in the conduct of its business (excluding any Intellectual Property that is commercially available "off-the-shelf"):

                  (i) patented or registered Intellectual Property and pending patent applications or other applications for registration of Intellectual Property;
                  (ii) unregistered trademarks, unregistered service marks, trade names, corporate names, and Internet domain names; and
                  (iii) material unregistered copyrights.

         (b) Except as set forth in schedule 3.13(b):

                  (i) the Company and its subsidiaries own and possess all right, title, and interest in and to all the Intellectual Property set forth in schedule 3.13(a) and own and possess all right, title, and interest in and to, or have a valid and enforceable license to, all other Intellectual Property necessary for the operation of the Company's and its subsidiaries' business as presently conducted and as presently proposed to be conducted (all the Intellectual Property referred to in this section 3.13(b)(i), collectively, the "Company Intellectual Property");
                  (ii) the Company Intellectual Property is not subject to any liens, security interests, or other charges or encumbrances (other than Permitted Liens), and is not subject to any restrictions or limitations regarding use or disclosure;
                  (iii) to the Knowledge of the Company, neither the Company nor any of its subsidiaries has infringed, misappropriated, or otherwise conflicted with, and the operation of the Company's and its subsidiaries' business as currently conducted, or as currently proposed to be conducted, will not infringe, misappropriate, or otherwise conflict with, any Intellectual Property of any third party; the Company is not aware of any facts that indicate a likelihood of any of the foregoing, and neither the Company nor any of its subsidiaries has received any notices regarding any of the foregoing;
                  (iv) to the Knowledge of the Company, the Company and its subsidiaries have entered into confidentiality agreements in substantially the form of schedule 3.13(b)(iv) with each employee and consultant who has access to confidential or proprietary information, and have taken all other action customary and appropriate for a company of its size and stage of development to maintain and protect all the Company Intellectual Property;
                  (v) neither the Company nor any of its subsidiaries licenses any Intellectual Property from any third parties (other than commercially available off-the-shelf software); and
                  (vi) neither the Company nor any of its subsidiaries has agreed to indemnify any third party for or against any interference, infringement, misappropriation, or other conflict with respect to any Intellectual Property (other than indemnification agreements entered into in the ordinary course of business with respect to off-the-shelf software).

3.14 Employees. Since the date of the Current Balance Sheet, no key employee, and no group of employees as a group, has terminated, or, to the Knowledge of

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the Company, plans to terminate, employment with the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreement, nor has the Company or any of its subsidiaries experienced any strike, material grievance, material claim of unfair labor practice, or other collective bargaining dispute. To the Knowledge of the Company, there is no organizational effort being made or threatened by or on behalf of any labor union with respect to its or its subsidiaries' employees. Neither the Company nor any of its subsidiaries has committed any unfair labor practice or violated any federal, state, or local law or regulation regulating employers or the terms and conditions of its employees' employment.

3.15 Employee Benefits. Except for plans and programs referred to in schedule 3.15, neither the Company nor any of its subsidiaries maintains or has ever maintained any employee pension benefit plans (as defined in section 3(2) of ERISA), employee welfare benefit plans (as defined in section 3(1) of ERISA), or fringe benefit plans or programs. Neither the Company nor any of its subsidiaries has any liability under Title IV of ERISA.

3.16 Environment, Health and Safety. To the Knowledge of the Company, except as set forth in schedule 3.16, the Company and each of its subsidiaries and their respective predecessors have complied in all material respects with all environmental, health, and safety laws applicable to their business.

3.17 Transactions With Affiliates. Except as set forth in schedule 3.17, neither the Company nor any of its subsidiaries is a party to any agreement, arrangement, or understanding with any officer, director, or affiliate of the Company or any of its subsidiaries. Except as set forth in schedule 3.17, since December 31, 1999, neither the Company nor any of its subsidiaries has recognized any revenue arising out of any transaction with any officer, director, or affiliate of the Company or any of its subsidiaries. Except as set forth in schedule 3.17, since December 31, 1999, no officer, director, or affiliate of the Company or any of its subsidiaries has furnished any goods or services to the Company or any of its subsidiaries, except for goods and services having a fair value or cost of less than $10,000 in the aggregate, or for which the Company and its subsidiaries have paid less than $10,000 in the aggregate.

3.18 Taxes. Except as set forth in schedule 3.18:

         (a) The Company and each of its subsidiaries have filed all Tax Returns they were required to file, and have paid all Taxes shown on those Tax Returns as owing. All the Company's liabilities and obligations for Taxes for all periods through December 31, 2001 and pursuant to all tax sharing agreements are fully reflected in the Current Balance Sheet.
         (b) Neither the Company nor any of its subsidiaries (i) has been a member of an affiliated group filing a consolidated federal Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person or entity (other than itself (under Treasury Regulation ss.1.1502-6 or any similar provision of state, local, or foreign law)), as a transferee or successor, by contract, or otherwise.

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         (c) The Company and each of its subsidiaries have withheld and paid all
Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
         (d) There is no dispute or claim concerning any Tax liability of the Company or any of its subsidiaries, either (i) claimed or raised by any authority in writing or (ii) to the Knowledge of the Company, claimed or raised by any agent of such authority.

3.19 Investment Company The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940.

3.20 Certain Fees. Other than fees and expenses due and payable pursuant to section 7.4, no fees or commissions will be payable by the Company or any of its subsidiaries to any broker, financial advisor, finder, investment banker, bank, or other person or entity with respect to the transactions contemplated by this agreement.

3.21 Solicitation Materials. Neither the Company nor any of its subsidiaries has
(a) distributed any offering materials in connection with the offering and sale of the Securities, other than the disclosure materials delivered to the Purchaser (the "Disclosure Materials"), or (b) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising. Any projections included in the Disclosure Materials are based on the reasonable expectations of the Company's management.

3.22 Insurance. Neither the Company nor any of its subsidiaries is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any of its subsidiaries has been denied insurance coverage. Schedule 3.22 is a complete and accurate list of all the Company's and its subsidiaries' insurance policies, and accurately summarizes the risks insured against, and the amounts of coverage and deductibles, under each such policy.

3.23     Contracts and Commitments.

         (a) Other than this agreement and the Related Documents or as set forth in schedule 3.23, neither the Company nor any of its subsidiaries is a party to or bound by any of the following agreements, whether such agreements are written or oral:

                  (i) contract for the employment of any officer, individual employee, or other person on a full-time or consulting basis or any severance agreements, other than at the will of the employer;
                  (ii) promissory note, agreement, or promise to pay, or indenture relating to the borrowing of money or to mortgaging, pledging, or otherwise placing a lien, security interest, or other charge or encumbrance on, any of its assets, other than Permitted Liens, including, without limitation, those referred to in note 3 to the most recent Financial Statements (the "Specified Security Interests);
                  (iii) agreements with respect to the lending or investing of funds, other than agreements entered into in the ordinary course of business and consistent with past practice regarding cash management;
                  (iv) license or royalty agreements, other than off-the-shelf software and agreements with customers in the ordinary course of business and consistent with past practice;
                  (v) guaranty of indebtedness or liability of any other person or entity;

                  (vi) lease or agreement under which it is lessee of, or holds or operates, any property, real or persona, owned by any other party that involves annual payments of more than $25,000 ; (vii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by it;
                  (viii) contract or group of related contracts with the same party for the purchase by it of supplies, products, or other personal property or for the furnishing or receipt of services that involves a sum in excess of $50,000;
                  (ix) contract that prohibits or purports to prohibit it or any of its affiliates from freely engaging in business anywhere in the world;
                  (x) contract relating to the distribution, marketing, or sale of its products or services, other than in the ordinary course of business and consistent with past practice;
                  (xi) warranty agreement with respect to products or services sold or licensed, other than in the ordinary course of business and consistent with past practice;
                  (xii) franchise agreement and license agreement, other than in the ordinary course of business and consistent with past practice;
                  (xiii) agreement, contract, or understanding, or series of related agreements, contracts, or understandings, pursuant to which it engages independent contractors and involves a sum in excess of $50,000;
                  (xiv) agreement to register securities under the Securities Act; or
                  (xiv) other agreement material to it, whether or not entered into in the ordinary course of business and consistent with past practice.

         (b) Except as set forth in schedule 3.23, the Company has not breached, and, to the Knowledge of the Company, there is no material breach or anticipated material breach by any other party to, any agreement set forth in schedule 3.23.

         (c) The Purchaser has been provided with a true and correct copy of all written agreements referred to in schedule 3.23, together with all amendments, waivers, or other changes to those agreements. Schedule 3.23 contains an accurate and complete description of all material terms of all oral contracts and agreements referred to in that schedule.

3.24 Licensees and Customers. Schedule 3.24 sets forth (a) the 10 licensees and customers that, in the 12 months ended December 31, 2001, accounted for the largest volume of revenue during that period for the Company and its subsidiaries, and (b) the dollar volume of revenue attributable to each such licensee and customer during that period. To the Knowledge of the Company and except as set forth in schedule 3.24, the Company's and its subsidiaries' relationships with such customers are good, and no such licensee or customer (c) has terminated, or indicated (in writing or otherwise) its intention to terminate or consider terminating, its relationship with the Company or its subsidiaries, or (d) has materially reduced, or indicated (in writing or otherwise) its intention to reduce materially or consider reducing materially, its relationship with the Company or its subsidiaries.

4. Re presentations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1 Authorization and Enforceability. The Purchaser has taken all action necessary to permit it to execute, deliver, and perform this agreement and the other documents and instruments to be executed by it pursuant to this agreement. This agreement and each such other document and instrument, when duly executed and delivered by the Purchaser, will constitute a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws of general application related to the enforcement of creditor's rights generally and general principles of equity.

4.2 Governmental Approvals. The Purchaser is not required to obtain any order, consent, approval, or authorization of, or to make any declaration or filing with, any Governmental Agency in connection with the execution and delivery of this agreement and the other documents and instruments to be executed by it pursuant to this agreement or the consummation of the transactions contemplated by this agreement, except for such order, consent, approval, authorization, declaration, or filing that has been or will be obtained or made.

4.3 Investment Intent of Purchaser. The Purchaser will be acquiring the Securities and any Common Shares issuable upon exercise of the Warrant for its own account, with no present intention of selling or otherwise distributing any such securities in violation of the Securities Act.

4.4 Status of Securities. The Purchaser has been informed by the Company that neither the Securities nor the Common Shares issuable upon exercise of the Warrant have been or will be registered under the Securities Act or under any state securities laws and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering.

5.       Covenants of the Company

5.1      Pre-Closing Covenants

         (a) Related Party Transactions. From the date of this agreement through the Closing, the Company shall not, and shall not permit any of its subsidiaries to, engage in any transaction, or series of related transactions, with an affiliate of the Company (other than transactions between or among the Company and its subsidiaries, or between or among such subsidiaries), unless the transaction or transactions shall have been approved by either (i) a majority of the members of the Company's board of directors who are independent (as independence is defined in sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards), or (ii) the Purchaser.

         (b) Amendment of Certificate of Incorporation. The Company shall use its best efforts to cause the condition set forth in section 2.3(a)(iv) to be satisfied.

         (c) Advice of Changes. The Company and the Purchaser shall give prompt notice to the other upon becoming aware of any fact, event, or circumstance that could reasonably be expected to result in the failure of any condition to the obligations of the other under section 2.3 to be satisfied. The notifying party shall use commercially reasonable efforts to prevent or promptly remedy any matter that is or would be the subject of any such notice.

         (d) Public Announcements. No press release or announcement concerning the transactions contemplated by this agreement shall be issued by either party without the prior consent of the other party, except as such release or announcement may be required by law, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

         (e) Access to Information. From the date of this agreement through the Closing, the Company shall give the Purchaser and its representatives, upon reasonable notice, reasonable access during normal business hours to its properties, records, books of account, employees, consultants, and customers, as the Purchaser deems reasonably necessary or advisable (it being understood that the Purchaser shall, and shall use commercially reasonable efforts to cause its representatives to, maintain in confidence any material, non-public information regarding the Company or its subsidiaries, or its or their securities, disclosed pursuant to this paragraph).

5.2 Certain Post-Closing Covenants. As long as the Purchaser, its members, and their affiliates and associates continue to beneficially own at least 25% of the Common Shares issued and sold under this agreement and issuable upon exercise of the Warrant and the RKF Option, the Company shall, and shall cause each of its subsidiaries to:

         (a) maintain its books, accounts, and records in accordance with past custom and practice as used in the preparation of the Financial Statements, except to the extent permitted or required by United States generally accepted accounting principles;
         (b) keep all its properties of an insurable nature insured with reputable insurers against loss or damage to the extent that property of similar character is usually so insured by companies similarly situated and owning like properties;
         (c) comply with all material legal requirements and material contractual obligations applicable to its operations and business and pay all applicable Taxes as they become due and payable (it being understood and agreed that all Tax Returns for the year 2000 that have not been filed shall be filed not later than May 31, 2002);
         (d) permit representatives of the Purchaser, its members, and their affiliates and associates who beneficially own more than 25% of the Common Shares issued and sold under this agreement and issuable upon exercise of the Warrant and the RKF Option (including their counsel, accountants, and consultants), and who agrees to maintain in confidence any material non-public information regarding the Company or its subsidiaries, or its or their securities, disclosed pursuant to this paragraph, to have reasonable access during business hours to the Company's and its subsidiaries' books, records, facilities, key personnel, officers, directors, customers, independent accountants, and legal counsel;
         (e) maintain all material Company Intellectual Property necessary to the conduct of its business and own or have a valid license to use all right, title, and interest in and to such material Company Intellectual Property; and
         (f) comply with the Company's certificate of incorporation and by-laws, as in effect from time to time.

5.3 Reservation of Common Shares. After the Closing, the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon exercise of the Warrant and issuances pursuant to section 5.4, such number of Common Shares as are issuable upon the exercise of the Warrant and pursuant to section 5.4. All Common Shares so issuable shall, when issued, be duly and validly issued, fully paid, and nonassessable and free from all Taxes, liens, security interests, and other charges and encumbrances, other than restrictions on transfer under this agreement and the Related Documents and under applicable state and federal securities laws. The Company shall take all such actions as may be necessary to assure that all such Common Shares may be so issued without violation of any applicable law or governmental regulation.

5.4 Additional Issuance. If, from time to time prior to the earlier of 5:00 p.m., New York time, on March 27, 2005 and the time the Warrant shall have ceased to be exercisable pursuant to section 10 of the Warrant, the exercise price of the Warrant shall have been reduced pursuant to section 9 of the Warrant (but excluding sections 9(c) and 9(d)), the Company shall, immediately after such adjustment to the exercise price, issue to the Purchaser, for no additional consideration, a number of additional Common Shares calculated so that:

         (a) the sum of the number of Common Shares issued pursuant to section 1 of this agreement that are then beneficially owned by the Purchaser, its members, and their affiliates and associates, plus

         (b) the number of Common Shares required to be issued pursuant to this section 5.4, equals

         (c) the product of:

                  (i) the number of Common Shares issued pursuant to section 1 that are then beneficially owned by the Purchaser, its members, and their affiliates and associates, and

                  (ii) a fraction determined by dividing (A) the exercise price of the Warrant on the date of the Closing, by (B) the exercise price at the time of the issuance pursuant to this section 5.4.

For purposes of determining the number of Common Shares issued pursuant to section 1 that are beneficially owned at a particular time by the Purchaser, its members, or their affiliates or associates, if, from time to time, the Purchaser, its members, or their affiliates or associates sell or otherwise dispose of any Common Shares (whether or not issued pursuant to section 1), they shall be deemed to have sold the Common Shares in the order in which they acquired them.

Exhibit 5.4 sets forth an example of the calculation pursuant to this section
5.4.

For purposes of this agreement, the term "Additional Number of Common Shares" means the number of Common Shares referred to in clause (b) above, assuming the Closing had occurred on the date of this agreement and the Warrant had been issued on and dated the date of this agreement.

5.5 Related Party Transactions. As long as the Purchaser, its members, and their affiliates and associates continue to beneficially own at least 25% of the Common Shares issued and sold under this agreement and issuable upon exercise of the Warrant and the RKF Option, the Company shall not, and shall not permit any of its subsidiaries to, engage in any transaction, or series of related transactions, with an affiliate of the Company (other than transactions between or among the Company and its subsidiaries, or between or among such subsidiaries), unless the transaction or transactions shall have been approved by either (a) a majority of the members of the Company's board of directors who are independent (as independence is defined in sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards) (it being understood that, notwithstanding anything to the contrary, a director designated pursuant to clause (a) of this section 5.4 shall be deemed to be independent for these purposes), or (b) the Purchaser.

5.6 Designated Director. As long as the Purchaser, its members, and their affiliates and associates continue to beneficially own at least 25% of the Common Shares issued and sold under this agreement and issuable upon exercise of the Warrant, the Purchaser shall be entitled to designate one individual to be nominated for election to the Company's board of directors (the "Designated Director"). The Company shall cause the Designated Director to be so nominated, and Randall K. Fields shall vote or cause to be voted, at each meeting of shareholders of the Company at which the Designated Director is nominated (and in each written consent of shareholders for that purpose), all the shares of capital stock of the Company over which he exercises the power to vote or to control the vote. If the Designated Director is so elected to the Company's board of directors, the Company shall permit him, in his discretion, to serve as a member of any or all of the committees of the board of directors.

6.       Survival and Indemnification

6.1 Survival. The representations and warranties of the parties shall survive the execution and delivery of this agreement and the consummation of the transactions contemplated by this agreement through September 30, 2003, regardless of any investigation made by the Purchaser or on its behalf. It is understood and agreed that, notwithstanding anything to the contrary in the immediately preceding sentence, nothing in the immediately preceding sentence shall affect the right of the Purchaser to indemnification for breach of warranty or misrepresentation pursuant to section 6.2, if the claim is made on or prior to September 30, 2003. 6.2 Indemnification. The Company shall indemnify and hold harmless the Purchaser, its members, and their affiliates, officers, directors, employees, and agents (including, without limitation, those retained in connection with the transactions contemplated by this agreement) (collectively, the "Indemnitees") from and against all their losses, liabilities, damages, and expenses (including attorneys' fees and expenses) (the "Indemnified Liabilities") as a result of, or arising out of, or relating to any breach of warranty or agreement, or misrepresentation, by the Company under this agreement or any Related Document. The Company shall reimburse the Indemnitees for the Indemnified Liabilities as such Indemnified Liabilities are incurred. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities permissible under applicable law.

6.3 Notice and Defense of Claims. Any person or entity entitled to indemnification pursuant to this section 6 shall give notice to the Company promptly after that person or entity has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company to assume the defense of any such claim; provided, that any such person or entity may participate in such defense at its expense. The Company, in the defense of any such claim, shall not, except with the consent of any person or entity entitled to indemnification under this section 6, consent to entry of any judgment or entry into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim. Each Indemnitee shall furnish such information regarding itself or the claim in question as the Company may reasonably request in writing and as shall be reasonably required in connection with defense of such claim.

6.4 Limitations. Notwithstanding anything to the contrary in this agreement, the Company shall have no liability under this section 6 as a result of, or arising out of, or relating to any breach of warranty or misrepresentation by the Company under this agreement or any Related Document, (a) if there would have been no breach of warranty or misrepresentation, assuming the particular warranty or representation had been qualified by the words, "except as set forth in the SEC Filings", or (b) if the claim for indemnification in respect of the particular warranty or representation is not made on or before September 30, 2003, or (c) if the aggregate liability for all breaches of warranty and misrepresentations by the Company under this agreement and the Related Documents is less than $25,000 in the aggregate. In addition, the aggregate liability for all breaches of warranty and misrepresentations by the Company under this agreement and the Related Documents shall not exceed the aggregate consideration paid for the Common Shares under this agreement and the Warrant.

7.       General

7.1 Definitions. For purposes of this agreement, the following terms have the indicated meanings: "Affiliate" of a person or entity means any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with that person or entity. "Associate" of a person or entity has the meaning set forth in Rule 12b-2 under the Exchange Act. "Beneficially own" has the same meaning as under Rule 13d-3 under the Exchange Act. "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Governmental Agency" means any federal, state, local, foreign, or other governmental agency, instrumentality, commission, authority, board, or body.

         "Intellectual Property" means all the following in any jurisdiction throughout the world: (a) patents, patent applications, and patent disclosures;
(b) trademarks, service marks, trade dress, trade names, corporate names, logos, and slogans (and all translations, adaptations, derivations, and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (c) copyrights and copyrightable works; (d) registrations and applications for any of the foregoing; (e) trade secrets, confidential information, know-how, and inventions; (f) computer software (including, but not limited to, source code, executable code, data, databases, and documentation); and (g) all other intellectual property.

         "Knowledge of the Company" means the actual knowledge of any of the Company's officers. "Permitted Liens" means (a) liens for Taxes not yet due and Taxes for which adequate provision is made in the Current Balance Sheet, (b) purchase money security interests in supplies and equipment, (c) statutory landlord liens and precautionary liens filed by lessors with respect to leased equipment, (d) encumbrances that are not substantial in amount, do not materially detract from the value of the property subject to the encumbrance, and do not materially impair the use of the property subject to the encumbrance or the operation of the Company's and its subsidiaries' business, (e) liens imposed by law arising in the ordinary course of business, such as materialmen's, mechanics', warehousemen's, and other similar, immaterial liens, and (f) the Specified Security Interests.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Returns" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

7.2 Successors and Assigns. This agreement shall inure to the benefit of the parties and their respective successors and assigns.

7.3 Notices. All notices, requests, consents, and other communications provided for in this agreement shall be in writing and shall be (a) delivered in person,
(b) transmitted by telecopy, (c) sent by first-class, registered or certified mail, postage prepaid, or (d) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

If to the Company:                           with a copy to:

Fields Technologies, Inc.                    Cohne, Rappaport & Segal, P.C.
333 Main Street                              525 E. 100 S., Suite 500
Park City, Utah 84060                        Salt Lake City, Utah 84102
Attention:  Chairman or                      Attention:  A.O. "Bud" Headman, Jr.
Chief Executive Officer                      Facsimile: (801) 355-1813
Facsimile: (435) 645-2010



If to the Purchaser, to it at:               with a copy to:

c/o Andersen, Weinroth & Co., L.P.           Rabinowitz & Kerson LLP
1330 Avenue of the Americas                  161 Avenue of the Americas
36th Floor                                   New York, NY  10013
New York, NY  10019                          Attention: Edward W. Kerson
Facsimile: (212) 842-1540                    Facsimile: (212) 768-7664


7.4 Purchaser Fees and Expenses. The Company shall pay, and hold the Purchaser harmless from and against:

         (a) all fees and expenses of the Purchaser (including, but not limited to, the fees and expenses of the Purchaser's counsel through the Closing) arising in connection with the negotiation and execution of the Note, the RKF Option, this agreement, and the Related Documents and the consummation of the transactions contemplated by the Note, the RKF Option, this agreement, and the Related Documents, a portion of which are being paid simultaneously with the execution and delivery of this agreement, and the balance of which shall be payable from time to time thereafter promptly upon presentation of invoices and appropriate supporting material; and

         (b) the reasonable fees and expenses incurred following the date of this agreement with respect to any amendments or waivers (whether or not the same become effective) under or in respect of the Note, the RKF Option, this agreement, or the Related Documents (including in connection with any proposed merger, sale, or re-capitalization of the Company).

7.5 Amendment and Waiver. No amendment of any provision of this agreement shall be effective, unless it is in writing and signed by the Company and the Purchaser. Any failure of a party to comply with any provision of this agreement may only be waived in writing by the other party. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action against any breach of this agreement or default by the other party shall constitute a waiver of that party's right to enforce any provision of this agreement or to take any such action.

7.6 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one agreement.

7.7 Headings. The headings of the various sections of this agreement and the headings inserted in the schedules to this agreement have been inserted for reference only and shall not be deemed to be a part of this agreement or any such schedule, and shall not affect the meaning of this agreement or any such schedule.

7.8 Specific Performance. The parties acknowledge that money damages would not be a sufficient remedy for any breach of this agreement. Accordingly, the parties agree that they shall be entitled to specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any other remedies to which they may be entitled at law or equity.

7.9 Governing Law. This agreement shall be governed by and construed in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in New York.

7.10 No Third Party Beneficiaries. The Purchaser's members and the holder or holders of the Warrant and the RKF Option from time to time are intended beneficiaries of this agreement. Except as specifically set forth in the preceding sentence, nothing in this agreement is intended or shall be construed to confer upon any person or entity other than the parties to this agreement and their successors or assigns any rights or remedies under or by reason of this agreement.

7.11 Severability. If any provision of this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated.

7.12 Schedules; References to Agreements. Disclosure in any schedule to this agreement of any allegation with respect to any alleged failure to perform, or breach or default of, a contractual or other duty or obligation shall not be deemed an admission to any party (other than the Purchaser) that such failure, breach, or default had actually occurred, but shall be effective for the purposes for which such schedule is intended, as if such failure, breach, or default had actually occurred. Descriptions of agreements, instruments, and other matters in a schedule to this agreement that are not required to be included in such schedule have been inserted for reference only and are not intended to be complete, and the Purchaser is referred to the actual agreement, instrument, or other matter for a description of it. References in this agreement to other agreements and instruments include the schedules, exhibits, and amendments to the respective agreements and instruments.

7.13 Entire Agreement. This agreement and the Related Documents constitute the entire agreement between the parties with respect to their subject matter and supersede all prior arrangements or understandings between them.

FIELDS TECHNOLOGIES, INC.                  AW FIELDS ACQUISITION, LLC


                                           By:    Andersen, Weinroth & Co., L.P.
                                           Its:   Class 1 Member

By:      /s/ Randall K. Fields             By:    /s/ Stephen Weinroth
         ---------------------                    --------------------
Name:    Randall K. Fields                 Name:  Stephen Weinroth
Title:   Chairman and CEO                  Title: Partner



The undersigned agrees to comply with the provisions of the penultimate sentence of section 5.6, insofar as such provisions involve action by him from time to time.

                                                     /s/ Randall K. Fields
                                                     ---------------------
                                                     Randall K. Fields